UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700
Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Item 8.01               Other Events

On April 29, 2009, the Board of Directors of DG FastChannel, Inc. approved an amendment to the DG FastChannel, Inc. 2006 Long-Term Stock Incentive Plan to modify Section 8(e) of the Plan to read as follows:

“The Committee shall have the power to modify, cancel, extend or renew outstanding Options and to authorize the grant of new Options and/or Restricted Stock Awards in substitution therefor (regardless of whether any such action would be treated as a repricing for financial accounting or other purposes), provided that (except as permitted by Section 13(a) of the Plan) any such action may not reprice any outstanding Option, directly or indirectly, or replace an Option with another Award or cash with a higher intrinsic value than the value of the Option at the time of its replacement without the approval of the stockholders of the Company, and without the written consent of any affected Optionee, (i) impair any rights under any Option previously granted to such Optionee, (ii) cause the Option or the Plan to become subject to Section 409A of the Code, or (iii) cause any Option to lose its status as “performance-based” compensation under Section 162(m) of the Code.  Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.”

The amended Plan will be presented for shareholder approval at the company’s Annual Meeting of Shareholders to be held on Monday, May 11, 2009.

A copy of the DG FastChannel, Inc. 2006 Long-Term Stock Incentive Plan incorporating the amendment (marked to show the amendment) is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01               Financial Statements and Exhibits

                (d)           Exhibits

Exhibit No.	Description of Exhibit
10.1	DG FastChannel, Inc. 2006 Long-Term Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

Date: April 29, 2009
	By:	/s/ Omar A. Choucair
Omar A. Choucair
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	DG FastChannel, Inc. 2006 Long-Term Stock Incentive Plan, as amended.